EXHIBIT 10.45

                              CONSULTING AGREEMENT
                                       AND
                              EMPLOYMENT AGREEMENT

Agreement dated this 15th day of March, 1999, by and between Able Telcom Holding Corp. ("ATHC") with its address at 1601 Forum Place, Suite 1110, West Palm Beach, Florida, 33401, and James E. Brands ("BRANDS") of 4330 Bancoff Valley Alpharetta, Georgia 30022.

                                   WITNESSETH:

WHEREAS, Able Telcom Holding Corp. is engaged in the telephone and telecommunication installation and service, and manufacture, sale and installation of highway signs and traffic control products; and

WHEREAS, Able Telcom Holding Corp. desires to employ Brands as its Senior Executive Vice President; and

WHEREAS, Able Telcom Holding Corp. desires to avail itself of the services of Brands in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Able Telcom Holding Corp.; and

WHEREAS, Brands has evidenced his willingness to enter into an employment agreement with respect to his employment by Able Telcom Holding Corp., pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, is consideration of the foregoing and mutual promises and covenants herein contained, it is agree as follows:

1.       CONSULTING

For the period commencing March 15, 1999-April 2, 1999 Brands will serve as a consultant to Able Telcom Holding Corp. Brands shall be compensated twenty thousand ($20,000) dollars payable as follows: $10,000 on April 15, 1999
                                               $10,000 on May 15, 1999

2.   EMPLOYMENT: DUTIES

Brands shall devote his full time to the performance of services as Senior Executive Vice President or to such other services as may from time to time be designated by the Able Telcom Holding Corp.'s Chief Executive Officer or Board of Directors. Brands agrees to perform Able Telcom Holding Corp.'s services well and faithfully and to the best of Brands's ability to carry out the policies and directives of the Company.

3.   FULL TIME EMPLOYMENT

Brands hereby accepts employment by Able Telcom Holding Corp. upon the terms and conditions contained herein and agrees that during the term of this Agreement, Brands shall devote all of his business time, attention and energies to the business of Able Telcom Holding Corp; provided, however, the parties agree that Brands may devote a limited amount of time to serving as a director of other companies and during the inception of this agreement , in transition from other business responsibilities.

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4.  TERM

Brands employment hereunder shall be for a term of one (1) year to commence on April 5, 1999. This Agreement may be extended for an additional two (2) years term after the initial term of one (1) year. Either party must give a minimum of ninety (90) days prior written notice to the other party that either party elects to have the Agreement terminate effective at the end of any term. If Able Telcom Holding Corp. violates a major provision of this Agreement, Brands may terminate this Agreement and receive an amount equal to the provisions under paragraph 6 of this agreement titled " Termination without Cause". At the end of the initial one year period, Brands may sign a consulting agreement. The terms of that Agreement will be negotiated not later than January 5, 2000.

5.  TERMINATION FOR CAUSE

Notwithstanding any other provision of this Agreement, Brands may be terminated on ninety (90) days notice without further benefits or compensation for any of the following reasons: a) misuse, misappropriation or embezzlement of any Able Telcom Holding Corp. property or funds; b) conviction of a felony or, c) breach of any material provision of this Agreement.

6.  TERMINATION WITHOUT CAUSE

Termination without cause can only be effected by an action of the Board of Directors. In the event of the termination without cause, Brands will be paid severance pay equal to the term remaining in this agreement plus regular company fringe benefits for the remaining term of the contract. Severance of $50,000 will be paid on the day of termination with the balance, if any, paid bi-weekly over the next 3 months. Fringe benefits will continue to be paid for the term remaining.

7.  COMPENSATION

As full compensation for the performance of his duties as Senior Executive Vice President on behalf of Able Telcom Holding Corp., Brands shall be compensated as follows:

i) BASE SALARY. Employer during the term hereof shall pay Employee a base salary as follows:
   April 2, 1999-April 30, 1999              $5,750
   May 1, 1999-May 31, 1999                  $2,500
   June 1, 1999-May 31, 2000                 $12,500 monthly

However if another executive or management employee other than a Chief Executive Officer is hired during the initial term of this agreement at a compensation rate greater than $12,500 per month, that compensation rate shall immediately become the compensation rate for Brands for the remainder of the term.

ii) REIMBURSEMENT OF EXPENSES. Able Telcom Holding Corp. shall reimburse Brands for the expenses incurred by Brands in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Able Telcom Holding Corp. policy and upon presentation by Brands of the details of, and vouchers for, such expenses.

iii) AUTOMOBILE ALLOWANCE. Able Telcom Holding Corp. shall provide Brands with an automobile allowance of five hundred dollars ($500) per month. As its option Able Telcom Holding Corp. may provide Brands with a late model Lincoln Town Car and reimbursement of its operating costs.

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iv) HOUSING ALLOWANCE. Able Telcom Holding Corp. shall provide Brands with a housing allowance of fifteen hundred ($1,500) dollars per month effective August 1, 1999. During the period of April 2, 1999-July 31, 1999 Brands will be reimbursed for actual expenses incurred.

8.  OPTIONS

Brands will receive as at March 21, 1999 an option to purchase 100, 000 shares of common stock with a strike price equal to the NASDAQ price at the close of business on the last business day prior to April 5, 1999.

  VESTING DATE
  ------------
April 5, 1999              75,000
June 21, 2000              25,000 (Subject to divestiture if Brands is not an
                                   Able Telcom Holding Corp. employee on
                                   April 5, 2000).

In the event of a change in control/ownership these options will vest immediately. Said options must be exercised within 2 years of each vesting date.

9.   FRINGE BENEFITS

During the term of this Agreement, Able Telcom Holding Corp. shall provide at its sole expense to Brands hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other management employees.

10. UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Brands, Brands will not interfere with or disrupt or attempt to disrupt Able Telcom Holding Corp.'s business relationship with its customers or suppliers. Further, Brands will not solicit any of the employees of Able Telcom Holding Corp. to leave the Able Telcom Holding Corp. for a period of three (3) years following such termination. In addition, Employee agrees that all information received from principals and agents of Able Telcom Holding Corp. will be held in total confidence for a period of three (3) years following termination of employment, to the extent such information is proprietary and not generally available to the public or sources outside the company.

11. NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other such change of address in the manner herein provided. Able Telcom Holding Corp., or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Brands, directly or indirectly, without the express written consent of Brands, except as required by law or regulation

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12. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

13. ENTIRE AGREEMENT: MODIFICATION

All prior agreements with respect to the subject matter hereof between the parties are hereby cancelled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

14. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Able Telcom Holding Corp., its successors and assigns, and upon the Brands and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of Brands's obligations hereunder may not be transferred or assigned by Brands.

15. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

16. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Florida.

17. ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach hereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.


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18. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF the parties have set their hands and seals this 15th day of March, 1999.

Witness:                                    Employer:  ABLE TELCOM HOLDING CORP.

By:  __________________________             By: /s/ BILLY V. RAY
                                               --------------------------------
                                                     Billy V. Ray
                                                     Chief Executive Officer

Witness:                                    Employee:

By:  __________________________             By:  /s/ JAMES E. BRANDS
                                               --------------------------------
                                                     James E. Brands